                                                                      Exhibit 24

                               POWER OF ATTORNEY
                               AGL RESOURCES INC.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard T. O'Brien and Paul R. Shlanta, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of AGL Resources Inc. (the "Company"), related to the registration of debt securities, common securities and preferred securities to be issued by the Company, AGL Capital Corporation or an affiliated trust, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This 6th day of August, 2001.


/s/ Frank Barron, Jr.                      /s/ D. Raymond Riddle
--------------------------------           ---------------------------------
Frank Barron, Jr., Director                D. Raymond Riddle, Director

/s/ Otis A. Brumby, Jr.                    /s/ Paula G. Rosput
--------------------------------           ---------------------------------
Otis A. Brumby, Jr., Director              Paula G. Rosput, Director

/s/ Robert S. Jepson, Jr.                  /s/ Wyck A. Knox, Jr.
--------------------------------           ---------------------------------
Robert S. Jepson, Jr., Director            Wyck A. Knox, Jr., Director

/s/ Dennis M. Love                         /s/ Felker W. Ward, Jr.
--------------------------------           ---------------------------------
Dennis M. Love, Director                   Felker W. Ward, Jr., Director

                               POWER OF ATTORNEY
                            AGL CAPITAL CORPORATION

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas L. Gleason and Paul R. Shlanta, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of AGL Capital Corporation (the "Company"), related to the registration of debt securities, common securities and preferred securities to be issued by the Company, AGL Resources Inc. or an affiliated trust, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This 23rd day of August, 2001.


/s/ Robert W. Grier
----------------------------------
Robert W. Grier


/s/ Gwen M. Martini
----------------------------------
Gwen M. Martini